EXHIBIT 99.1
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q1 REVENUE OF $1 BILLION AND
NET INCOME OF $.31 PER SHARE, INCLUDING $4.6 MILLION STOCK OPTION
EXPENSE, OR EPS OF $.33 ON NON-GAAP BASIS
Strong Desktop PC, Notebook PC and PVR/DVR Market Demand Spurs Continued
Solid Financial Performance
LAKE FOREST, Calif. — Oct. 27, 2005 — Western Digital Corp. (NYSE: WDC) today reported revenue of $1.0 billion on shipments of approximately 17.1 million units, and net income of $68.8 million, or $.31 per share for its first fiscal quarter ended Sept. 30, 2005, including $4.6 million of expenses for stock options. On a non-GAAP basis, net income was $73.4 million, or $.33 per share.1 Gross margin for the quarter was 17.7 percent.
     These results represented strong year-over-year performance, including 20 percent unit growth, 23 percent growth in revenue versus $824 million in the year-ago period and 126 percent growth in net income over the $30 million reported last year. A year ago, the company reported earnings of $.14 per share in the fiscal first quarter, shipped 14.2 million units, and posted gross margin of 13.7 percent.

[1]	The net income amount of $73.4 million, or $0.33 per share, for the first fiscal quarter of 2006 is a non-GAAP measure that excludes $4.7 million of expenses for stock options, reduced by $0.1 million, the amount of tax expense that would have been recorded had the expenses for stock options not been incurred.

WD Announces Q1 Revenue of $1 Billion and
Net Income of $.31 Per Share, Including $4.6 Million
Stock Option Expense, or EPS of $.33 on Non-GAAP Basis

     In the first fiscal quarter, the company shipped more than one million of its WD Scorpio™ 2.5-inch mobile hard drives to the industry’s fastest-growing high volume market—notebook PCs. It also shipped approximately 1.3 million 3.5-inch hard drives for utilization in personal and digital video recorders (PVR/DVR).
     WD indicated that 25 percent of its Q1 revenue was derived from non-desktop PC sources including notebook PCs, consumer electronics, enterprise applications, and retail sales. Seventy-five percent of the company’s first quarter revenue came from hard drives configured into desktop PCs, a market that remains strong. This compares with a mix in the year-ago quarter of 20 percent non-desktop PC revenue, 80 percent desktop PC revenue.
     From a balance sheet perspective, the company generated $40 million in cash from operations during the September quarter, ending with total cash and short-term investments of $581 million. During the quarter, the company repurchased 1.1 million shares for approximately $14 million. Since the inception of the share repurchase program in May 2004, the company has repurchased 7.8 million shares for approximately $75 million.
     “Western Digital’s Q1 performance continues to demonstrate the predictability and sustainability of the company’s business model,” said Matt Massengill, chairman of Western Digital. “WD has shown the industry’s most consistent financial performance over the last two years, while expanding our vertical integration and making major investments in new technologies and new products.”
     Arif Shakeel, president and chief executive officer, said: “We are very pleased with WD’s continued operational excellence. Our success in the 2.5-inch mobile hard drive business is typical of our steady and measured approach to new market opportunities. We will maintain this approach

WD Announces Q1 Revenue of $1 Billion and
Net Income of $.31 Per Share, Including $4.6 Million
Stock Option Expense, or EPS of $.33 on Non-GAAP Basis

as we launch our 1-inch hard drive in the handheld consumer electronics market this quarter. With our continued focus on execution, quality, technology investment and asset management, WD is in a strong position to compete successfully in the increasingly diverse and large markets that utilize hard drives.”
     The investment community conference call to discuss these results and the company’s outlook will be broadcast live over the Internet today at 2 p.m. PDT/5 p.m. EDT. The call will be accessible live and on an archived basis via the link below:
     Audit Webcast: www.westerndigital.com/invest — click on “Conference Calls”
     Telephone Replay: 866-492-3849 (toll-free) or 203-369-1742 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data close-at-hand and secure from loss.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements, including statements regarding WD’s expectation that it will take a steady and measured approach as it launches its 1-inch hard drive this quarter and WD’s belief that it is in a strong position to compete successfully in the increasingly diverse and large markets that utilize hard drives. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: pricing trends and fluctuations in average selling prices (ASPs); actions by competitors; changes in the availability and cost of specialized product components; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets, including the 1-inch and other small form factor markets; difficulties in reducing yield losses from complex manufacturing processes; business conditions and growth in the desktop, notebook, consumer electronics, handheld applications, SATA and enterprise markets; and other risks and uncertainties listed in WD’s recent Form 10-K filed with the SEC on Sept. 14, 2005, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
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Western Digital is a registered trademark and WD, WD Scorpio and the Western Digital logo are trademarks of Western Digital Technologies, Inc. All other trademarks herein are property of their respective owner.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	Sep. 30,	Jul. 1,	Oct. 1,
	2005	2005	2004
Revenue, net	$1,009.9	$940.4	$823.6
Cost of revenue	831.6	780.9	710.5

Gross margin	178.3	159.5	113.1

Operating expenses:
Research and development	70.0	64.1	54.0
Selling, general and administrative	40.4	57.0	27.9

Total operating expenses	110.4	121.1	81.9

Operating income	67.9	38.4	31.2
Net interest and other income	2.5	2.7	—

Income before income taxes	70.4	41.1	31.2
Income tax (expense) benefit	(1.6)	0.1	(0.8)

Net income	$68.8	$41.2	$30.4

Net income per common share:

Basic	$.32	$.19	$.15

Diluted	$.31	$.19	$.14

Common shares used in computing per share amounts:

Basic	212.9	211.4	205.2

Diluted	221.1	222.6	212.6

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	Sep. 30,	Jul. 1,
	2005	2005

ASSETS

Current assets:
Cash and cash equivalents	$506.0	$485.2
Short-term investments	75.3	113.2
Accounts receivable, net	470.4	402.9
Inventories	172.8	152.9
Other	47.6	27.0

Total current assets	1,272.1	1,181.2
Property and equipment, net	417.8	395.0
Other assets, net	10.6	12.4

Total assets	$1,700.5	$1,588.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$648.1	$569.1
Accrued expenses	110.1	154.1
Accrued warranty	78.1	75.2
Current portion of long-term debt	22.2	20.1

Total current liabilities	858.5	818.5
Long-term debt	31.5	32.6
Other liabilities	33.8	35.4
Shareholders’ equity:
Common stock	2.2	2.1
Additional paid-in capital	690.2	684.5
Retained earnings	84.3	15.5

Total shareholders’ equity	776.7	702.1

Total liabilities and shareholders’ equity	$1,700.5	$1,588.6

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	Sep. 30,	Oct. 1,
	2005	2004*
Cash flows from operating activities:
Net income	$68.8	$30.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35.6	28.8
Stock-based compensation	6.9	0.2
Changes in operating assets and liabilities	(71.7)	33.7

Net cash provided by operating activities	39.6	93.1
Cash flows from investing activities:
Capital expenditures, net	(50.2)	(50.7)
Purchases of short-term investments	(19.0)	(42.0)
Sales of short-term investments	57.0	—

Net cash used for investing activities	(12.2)	(92.7)
Cash flows from financing activities:
Proceeds from shares issued under employee plans	12.6	4.7
Repurchase of common stock	(14.2)	(15.0)
Repayment of long-term debt	(5.0)	(4.7)

Net cash used for financing activities	(6.6)	(15.0)

Net increase (decrease) in cash and cash equivalents	20.8	(14.6)
Cash and cash equivalents, beginning of period	485.2	345.5

Cash and cash equivalents, end of period	$506.0	$330.9

* Certain reclassifications have been made to previously reported amounts to conform to the current period presentation.